EXHIBIT 10.29

Duane Reade Inc.

Duane Reade GP

and

The Guarantors named herein

$ 50,000,000

Senior Secured Floating Rate Notes due 2010

Purchase Agreement

dated August 4, 2005

Banc of America Securities LLC

Table of Contents

Section 1.	Representations and Warranties	2
(a)	No Registration Required	2
(b)	No Integration of Offerings or General Solicitation	2
(c)	Non-Fungibility	3
(d)	The Offering Memorandum	3
(e)	The Purchase Agreement	3
(f)	The Registration Rights Agreement and DTC Agreement	3
(g)	Authorization of the Securities and the Exchange Securities	3
(h)	Authorization of the Indenture	4
(i)	Authorization of the Collateral Documents and the Transactions	4
(j)	Security Interests	4
(k)	Description of the Securities, the Exchange Securities, the Indenture, the Registration Rights Agreement, the Collateral Documents, the Revolving Credit Agreement, the Existing Notes and the Intercreditor Agreement	5
(l)	No Material Adverse Change	5
(m)	Independent Accountants	5
(n)	Preparation of the Financial Statements	5
(o)	Incorporation and Good Standing of Holdings, the Company and its subsidiaries	6
(p)	Capitalization and Other Capital Stock Matters	6
(q)	Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required	6
(r)	No Material Actions or Proceedings	7
(s)	Intellectual Property Rights	7
(t)	All Necessary Permits, etc.	8
(u)	Compliance with Laws	8
(v)	Title to Properties	10
(w)	Tax Law Compliance	11
(x)	“Investment Company”	11
(y)	Insurance	11
(z)	No Price Stabilization or Manipulation	11
(aa)	Solvency	11
(bb)	Compliance with Sarbanes-Oxley	12
(cc)	MD&A	12
(dd)	Related Party Transactions	12
(ee)	Company’s Accounting System	12
(ff)	Compliance with Environmental Laws	12
(gg)	ERISA Compliance	13
(hh)	Compliance with Regulation S	13
(ii)	Taxes; Fees	13
(jj)	No Labor Disputes	13
Section 2.	Purchase, Sale and Delivery of the Securities	14
(a)	The Securities	14
(b)	The Closing Date	14
(c)	Delivery of the Securities	14
(d)	Delivery of Offering Memorandum to the Initial Purchaser	14
(e)	Initial Purchaser as Qualified Institutional Buyer	15

i

ii

Purchase Agreement

August 4, 2005

BANC OF AMERICA SECURITIES LLC
9 West 57th Street
New York, New York 10019

Ladies and Gentlemen:

Introductory.   Duane Reade Inc., a Delaware corporation (the “Company”) and Duane Reade, a New York general partnership and subsidiary of the Company (“Duane Reade GP”, and together with the Company, the “Issuers”) propose to issue and sell to Banc of America Securities LLC (the “Initial Purchaser”) $50,000,000 aggregate principal amount of the Issuers’ Senior Secured Floating Rate Notes due 2010 (the “Notes”). The Notes will be the joint and several obligations of each of the Issuers.

The payment of principal, premium and Liquidated Damages (as defined in the Indenture (as defined below)), if any, and interest on the Notes and the Exchange Notes (as defined in the Offering Memorandum (as defined below)), will be fully and unconditionally guaranteed on a senior secured basis, jointly and severally, by Duane Reade Holdings, Inc., a Delaware corporation (“Holdings”) and all the existing and future direct and indirect domestic subsidiaries of the Company (other than Duane Reade GP), and any subsidiary of the Company formed or acquired after the Closing Date (as defined in Section 2) that executes an additional guarantee in accordance with the terms of the Indenture, and their respective successors and assigns (collectively, the “Guarantors”), pursuant to their guarantees (the “Guarantees”). The Notes and the Guarantees thereof are herein collectively referred to as the “Securities”; and the Exchange Notes and the Guarantees attached thereto are herein collectively referred to as the “Exchange Securities.”

The Issuers have prepared and will deliver to the Initial Purchaser copies of the final Offering Memorandum, dated on or about the date hereof, describing the terms of the Securities, for use by the Initial Purchaser in connection with its solicitation of offers to purchase the Securities. As used herein, the “Offering Memorandum” shall mean, with respect to any date or time referred to in this Agreement, the Issuers’ final Offering Memorandum, dated on or about the date hereof, including amendments or supplements thereto and any exhibits thereto, in the most recent form that has been prepared and delivered by the Issuers to the Initial Purchaser in connection with its solicitation of offers to purchase Securities and all information incorporated therein by reference. Further, any reference to the Offering Memorandum shall be deemed to refer to and include any Additional Issuer Information (as defined in Section 3) furnished by the Issuers prior to the completion of the distribution of the Securities.

The Securities will be issued pursuant to the indenture, dated as of December 20, 2004 (the “Indenture”), among the Issuers, U.S. Bank National Association, as trustee (the “Trustee”) and the Guarantors. Securities issued in book-entry form will be issued in the name of Cede & Co., as nominee of The Depository Trust Company (the “Depositary”) pursuant to a DTC blanket issuer letter of representations (the “DTC Agreement”), among the Issuers and the Depositary.

Concurrently with the issuance of the Securities, the Issuers and the Guarantors will use the proceeds of the issuance of the Notes to permanently repay part of the borrowings under the Credit Agreement, dated as of July 21, 2003, as amended by Amendment No. 1 thereto, dated July 22, 2004, and Amendment No. 2 thereto, dated August 9, 2005, among the Issuers, the Guarantors, and the agents and lenders thereunder (the “Revolving Credit Agreement”) and for other purposes described under the caption “Use of Proceeds” in the Offering Memorandum (collectively, the “Refinancing”).

The holders of the Securities and their direct and indirect transferees will also be entitled to the benefit of security interests (“Liens”) in various personal property and other assets (the “Collateral”)

granted under the Amended and Restated Security Agreement among the Issuers, the Guarantors and the collateral agent named thereunder (the “Collateral Agent”), and the Pledge Agreement, among the same parties, in each case, dated as of December 20, 2004 (collectively, the “Security Agreements”), and the other collateral documents related thereto (the “Other Collateral Documents”). All of the aforementioned Liens will be subject to the terms of the Intercreditor Agreement, dated as of July 30, 2004, between the Collateral Agent and the collateral agent for lenders under the Revolving Credit Agreement (as amended, restated, supplemented or modified from time to time, the “Intercreditor Agreement”). Together, the Security Agreements and the Other Collateral Documents are referred to herein as the “Collateral Documents.” The issuance and sale of the Securities, the Refinancing and all related transactions are hereinafter referred to collectively as the “Transactions,” and documents executed in connection therewith are referred to collectively as the “Transaction Documents.”

The holders of the Securities will be entitled to the benefits of a registration rights agreement, to be dated as of the Closing Date (the “Registration Rights Agreement”), among the Issuers, the Guarantors and the Initial Purchaser.

Each of the Issuers understands that the Initial Purchaser proposes to make an offering of the Securities on the terms and in the manner set forth herein and in the Offering Memorandum and agrees that the Initial Purchaser may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers (the “Subsequent Purchasers”) at any time after the date of this Agreement. The Securities are to be offered and sold to or through the Initial Purchaser without being registered with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (as amended, the “Securities Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder), in reliance upon exemptions therefrom. The terms of the Securities and the Indenture will require that investors who acquire Securities expressly agree that Securities may only be resold or otherwise transferred, after the date hereof, if such Securities are registered for sale under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemptions afforded by Rule 144A (“Rule 144A”) or Regulation S (“Regulation S”) thereunder).

The Issuers and the Guarantors hereby confirm their agreement with the Initial Purchaser as follows:

SECTION 1.   Representations and Warranties.   The Issuers and Guarantors hereby represent, warrant and covenant, jointly and severally, to the Initial Purchaser as follows:

(a)        No Registration Required.   Subject to compliance by the Initial Purchaser with the representations, warranties and covenants set forth in Section 2 and Section 7 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchaser and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the offer, issuance and sale of the Securities under the Securities Act or, until such time as the Exchange Securities are issued pursuant to an effective registration statement, to qualify the Indenture under the Trust Indenture Act of 1939 (the “Trust Indenture Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(b)        No Integration of Offerings or General Solicitation.   None of the Issuers, the Guarantors or any of their respective subsidiaries or affiliates (as such term is defined in Rule 501 under the Securities Act (each, an “Affiliate”)) have, directly or indirectly, solicited any offer to buy or offered to sell, and will not, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the offer, issuance and sale of the Securities to be registered under the Securities Act. None of the Issuers, the Guarantors, any of their subsidiaries or Affiliates, or any person acting on its or any of their behalf (other than the Initial Purchaser, as to whom the Issuers and the

Guarantors make no representation or warranty) has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502 under the Securities Act. With respect to those Securities sold in reliance upon Regulation S, (i) none of the Issuers, the Guarantors, any of their subsidiaries or Affiliates or any person acting on its or any of their behalf (other than the Initial Purchaser, as to whom the Issuers and the Guarantors make no representation or warranty) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (ii) the Issuers, the Guarantors, any of their subsidiaries or Affiliates and any person acting on its or their behalf (other than the Initial Purchaser, as to whom the Issuers and the Guarantors make no representation or warranty) have complied and will comply with the offering restrictions set forth in Regulation S.

(c)        Non-Fungibility.   The Securities are eligible for resale pursuant to Rule 144A and will not be, at the Closing Date, of the same class as, within the meaning of Rule 144A, securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated interdealer quotation system.

(d)        The Offering Memorandum.   The Offering Memorandum did not, as of its date and will not, as of the Closing Date, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Offering Memorandum made in reliance upon and in conformity with information furnished to the Company in writing by the Initial Purchaser expressly for use in the Offering Memorandum. The Offering Memorandum, as of its date, contains all the information specified in, and meeting the requirements of, Rule 144A in all material respects. Neither of the Issuers has distributed, and the Issuers will not distribute, prior to the later of the Closing Date and the completion of the Initial Purchaser’s distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Offering Memorandum.

(e)        The Purchase Agreement.   This Agreement has been duly authorized, executed and delivered by each of the Issuers and Guarantors.

(f)         The Registration Rights Agreement and DTC Agreement.

(i)         The Registration Rights Agreement has been duly authorized by the Issuers and the Guarantors and, at the Closing Date, will be duly executed and delivered by, and, assuming due authorization, execution, and delivery by each other party thereto, will constitute a valid and binding agreement of, the Issuers and the Guarantors, enforceable against each such party in accordance with its terms, except as the enforcement thereof may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and except as rights to indemnification under the Registration Rights Agreement may be limited by applicable law.

(ii)       The DTC Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, each of the Issuers, enforceable against each of the Issuers in accordance with its terms, except as the enforcement thereof may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

(g)        Authorization of the Securities and the Exchange Securities.   (i) The Notes to be purchased by the Initial Purchaser from the Issuers are in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by the Issuers and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding agreements of each of the Issuers, enforceable in accordance with their terms, except as the enforcement thereof may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and will be entitled to the benefits of the Indenture. (ii) The Exchange Notes have been duly and validly authorized for issuance by each of the Issuers, and when issued and authenticated in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, will constitute valid and binding obligations of each of the Issuers, enforceable against each of the Issuers in accordance with their terms, except as the enforcement thereof may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and will be entitled to the benefits of the Indenture. (iii) The Guarantees of the Notes and the Exchange Notes are in the respective forms contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by each of the Guarantors and, when the Notes have been authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding agreements of each such Guarantor, enforceable against it in accordance with their terms, except as the enforcement thereof may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and will be entitled to the benefits of the Indenture.

(h)        Authorization of the Indenture.   The Indenture has been duly authorized by each of the Issuers and Guarantors and has been duly executed and delivered by each of the Issuers and the Guarantors and constitutes a valid and binding agreement of each of the Issuers and Guarantors enforceable against each of the Issuers and Guarantors in accordance with its terms, except as the enforcement thereof may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

(i)         Authorization of the Collateral Documents and the Transactions.   Each of the Collateral Documents has been authorized by the Issuers and Guarantors that are party thereto, and has been duly executed and delivered by the Issuers and the Guarantors, and constitutes valid and binding agreements of each of the Issuers and Guarantors party thereto, enforceable against each of the Issuers and Guarantors party thereto, in accordance with their respective terms, except as the enforcement thereof may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). Each of the Transactions has been authorized by the Issuers and Guarantors that are party thereto.

(j)         Security Interests.   The Collateral Documents are effective to create, and have created, in favor of the Collateral Agent for the benefit of the Collateral Agent and will create, in favor of the holders of the Securities and the Exchange Securities (upon issuance of such Securities and Exchange Securities as contemplated hereby), legal, valid and enforceable Liens on or in all of the Collateral, and such Liens comprise a valid and perfected lien in Collateral consisting of personal property, having the respective priorities set forth in the Offering Memorandum, but nevertheless, on the Closing Date, superior to and prior to the rights of all third persons other than holders of Permitted Liens (as defined in the Indenture), and subject to no other Liens except for Liens permitted under the Indenture.

(k)        Description of the Securities, the Exchange Securities, the Indenture, the Registration Rights Agreement, the Collateral Documents, the Revolving Credit Agreement, the Existing Notes and the Intercreditor Agreement.   The Notes, the Guarantees of the Notes, the Indenture, the Registration Rights Agreement, each of the Collateral Documents, the Revolving Credit Agreement, the Existing Notes (as defined in the Offering Memorandum) and the Intercreditor Agreement conform, or will conform, in all material respects to the respective descriptions thereof contained in the Offering Memorandum. The Exchange Notes and the Guarantees of the Exchange Notes will conform in all material respects to the respective descriptions thereof contained in the Offering Memorandum.

(l)         No Material Adverse Change.   Except as otherwise disclosed in the Offering Memorandum, subsequent to the respective dates as of which information is given in the Offering Memorandum: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations, whether or not arising from transactions in the ordinary course of business, of the Issuers, the Guarantors and their respective subsidiaries, considered as one entity (any such change or development is called a “Material Adverse Change”); (ii) the Issuers, the Guarantors and their respective subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Issuers, the Guarantors or their respective subsidiaries, except for dividends paid to Issuers, the Guarantors or any of their respective subsidiaries, on any class of capital stock or repurchase or redemption by the Issuers, the Guarantors or any of their respective subsidiaries of any class of capital stock.

(m)      Independent Accountants.   PricewaterhouseCoopers LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) included in the Offering Memorandum, are, to the knowledge of the Company, independent public or certified public accountants within the meaning of Regulation S-X under the Securities Act and the Exchange Act, and any non-audit services provided by PricewaterhouseCoopers LLP to either of the Issuers or any of the Guarantors have been approved by the Audit Committee of the Board of Directors of the Company.

(n)        Preparation of the Financial Statements.   Except as stated therein, the financial statements, together with the related schedules and notes, included in the Offering Memorandum present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved, except as disclosed therein. Except as stated therein, the pro forma financial statements and other pro forma and as adjusted information presented in the Offering Memorandum present fairly the information shown therein, have been prepared in accordance with Article 11 of Regulation S-X with respect to pro forma financial statements and have been properly compiled on the basis described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as stated therein, the financial statements and the financial information included in the Offering Memorandum comply as to form with the requirements applicable to financial statements required in a registration statement on Form S-1 under the Securities Act. The financial data set forth in the Offering Memorandum under the captions “Summary—Summary Historical Financial Information and Statistical Data” and “Selected Consolidated Financial and Operating Data” fairly present in all material respects the information set forth therein on a basis consistent with that of the audited financial statements contained in the Offering Memorandum. The financial data set forth in the Offering Memorandum under the captions “Summary—Summary Unaudited Pro Forma Financial

Information and Statistical Data” fairly present the information set forth therein on a basis consistent with that of the pro forma financial statements contained in the Offering Memorandum.

(o)        Incorporation and Good Standing of Holdings, the Company and its subsidiaries.   Each of Holdings, the Company and its subsidiaries has been duly incorporated or formed and is validly existing as a corporation or partnership, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or formation and has corporate or partnership, as the case may be, power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and, in the case of each of the Issuers and Guarantors party thereto, to enter into and perform its respective obligations under each of this Agreement, the Registration Rights Agreement, the DTC Agreement, the Securities, the Exchange Securities, the Indenture, each of the Collateral Documents and the Intercreditor Agreement, as the case may be. Each of Holdings, the Company and its subsidiaries is duly qualified as a foreign corporation or partnership, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.

(p)        Capitalization and Other Capital Stock Matters.   At June 25, 2005, on a historical basis, and on an as adjusted basis, after giving effect to the Transactions, the Company would have an authorized and outstanding capitalization as set forth in the Offering Memorandum under the caption “Capitalization” (other than for subsequent issuances of capital stock, if any, pursuant to employee benefit plans described in the Offering Memorandum or upon exercise of outstanding options described in the Offering Memorandum). All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of Common Stock of the Company were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those accurately described in the Offering Memorandum. All of the issued and outstanding capital stock or partnership interests of each subsidiary of the Company has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim (other than any transfer restrictions imposed by the Securities Act, the securities or Blue Sky laws of certain jurisdictions and any security interest pursuant to agreements described in the Offering Memorandum). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit A hereto.

(q)        Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required.   Except as otherwise disclosed in the Offering Memorandum, none of the Issuers, Guarantors or any of their respective subsidiaries is in violation of its charter, by-laws or similar constitutive document or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease, license or other instrument to which either of the Issuers, any of the Guarantors or any of their respective subsidiaries is a party or by which it or any of them may be bound (including, without limitation, the Revolving Credit Agreement, the Indenture, the Intercreditor Agreement and the Existing Notes) or to which any of the property or assets of either of the Issuers, any of the Guarantors or any of their respective subsidiaries is subject (each, an “Existing Instrument”), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. Except as set forth in the Offering Memorandum, and assuming the accuracy of, and the Initial Purchaser’s compliance with, the representations, warranties and agreements of the Initial

Purchaser set forth in Sections 2 and 7 of this Agreement, and the compliance by the holders of the Securities with the offering and transfer restrictions set forth in the Offering Memorandum, the execution, delivery and performance of this Agreement, the Registration Rights Agreement and the Securities by each Issuer and each Guarantor party thereto, the Issuers’ performance of the DTC Agreement, and the issuance and delivery of the Securities or the Exchange Securities, and consummation of the transactions contemplated hereby and thereby and by the Offering Memorandum (i) will not result in any violation of the provisions of the charter, by-laws, partnership agreement, operating agreement or other similar constitutive document of either of the Issuers, any of the Guarantors or any of their respective subsidiaries, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance (other than Liens granted pursuant to the Collateral Documents) upon any property or assets of either of the Issuers, any of the Guarantors or any of their respective subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change, and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to either of the Issuers, any of the Guarantors or any of their respective subsidiaries. Assuming the accuracy of the representations and warranties of the Initial Purchaser in Sections 2 and 7 of this Agreement, no consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency (collectively, “Consents”), is required for the Issuers’ and the Guarantors’ execution, delivery and performance (as applicable) of this Agreement, the Registration Rights Agreement, the DTC Agreement, the Indenture, any of the Collateral Documents or the Intercreditor Agreement, to which either of the Issuers or any of the Guarantors is a party, or the issuance and delivery of the Securities or the Exchange Securities, or consummation of the transactions contemplated hereby and thereby and by the Offering Memorandum, except (A) such Consents as have been or will be obtained or made on or prior to the Closing Date; and (B) registration of the Exchange Offer or resale of the Notes under the Securities Act pursuant to the Registration Rights Agreement, and qualification of the Indenture under the Trust Indenture Act, in connection with the issuance of the Exchange Notes. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Issuers, the Guarantors or any of their respective subsidiaries.

(r)        No Material Actions or Proceedings.   Except as otherwise disclosed in the Offering Memorandum, there are no known legal or governmental actions, suits, investigations or proceedings pending or, to either of the Issuers’ or any of the Guarantors’ knowledge, threatened against either of the Issuers, any of the Guarantors or any of their respective subsidiaries, or the officers, directors or agents (as defined in 42 C.F.R. Part 420 Subpart C and 42 C.F.R. Section 1001.1001(a)(2)) of either of the Issuers, any of the Guarantors or any of their respective subsidiaries, which has as the subject thereof any property owned or leased by, either of the Issuers, any of the Guarantors or any of their respective subsidiaries, where in any such case there is a reasonable possibility that such action, suit or proceeding might be determined adversely to such Issuer, such Guarantor or such subsidiary and any such action, suit, investigation or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or materially adversely affect the consummation of the transactions contemplated by this Agreement.

(s)        Intellectual Property Rights.   The Issuers, the Guarantors and their respective subsidiaries own, possess or license sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted, except where the failure to own, possess or license such Intellectual Property Rights, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Change. None of the Issuers, the Guarantors or any of their respective subsidiaries has received any written notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, ruling or filing would reasonably be expected to result in a Material Adverse Change. None of the Issuers, the Guarantors or any of their respective subsidiaries is in default under the terms of any license or similar agreement related to any Intellectual Property Rights necessary to conduct their business as now conducted or contemplated except as would not reasonably be expected to result in a Material Adverse Change.

(t)         All Necessary Permits, etc.

(i)         Except as otherwise disclosed in the Offering Memorandum, the Issuers, the Guarantors and their respective subsidiaries possess such valid and current franchises, grants, easements, variances, exceptions, certificates, certifications, registrations, authorizations, qualifications, licenses, permits, consents or approvals (including pharmacy licenses, Medicare and Medicaid provider agreements, accreditations and other similar documentation, or approvals of any health departments) and other permits of any Governmental Entity (“Permits”) necessary to conduct their respective businesses except for those Company Permits the failure to possess would not reasonably be expected, either individually or in the aggregate, to result in a Material Adverse Change (collectively, the “Company Permits”), and none of the Issuers, the Guarantors or any of their respective subsidiaries has received any notice of proceedings relating to the revocation, suspension, cancellation, or modification of, or non-compliance with, any of the Company Permits which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Change.

(ii)       The Issuers, the Guarantors and each of their respective subsidiaries that directly or indirectly receive reimbursement or payments under Titles XVIII and XIX of the Social Security Act (the “Medicare and Medicaid programs”) are certified for participation and reimbursement under the Medicare and Medicaid programs. The Issuers, the Guarantors and each of their respective subsidiaries that directly or indirectly receive reimbursement or payments under the Medicare and Medicaid programs, the CHAMPUS and TRICARE programs and such other similar federal, state or local reimbursement or governmental programs, (collectively, the “Government Programs”), have current provider numbers and provider agreements required under such Government Programs. The Issuers, the Guarantors and each of their respective subsidiaries that directly or indirectly receive payments under any non-governmental program, including any private insurance program (collectively, the “Private Programs”), have all provider agreements and provider numbers that are required under such Private Programs.

(u)        Compliance with Laws.

(i)         Except as otherwise disclosed in the Offering Memorandum, none of the Issuers, the Guarantors, each of their respective subsidiaries or any of their respective directors, officers, managers, employees or agents, is, and during the past two years has not been, in conflict with, or in default or violation of, (A) any domestic or foreign laws, statutes, ordinances, rules, regulations, codes or executive orders enacted, issued, adopted, promulgated or applied by any Governmental Entity (defined below) (“Laws”) applicable to the Issuers, the Guarantors or each of their respective subsidiaries or by which any of their respective assets or properties is bound or (B) any Company Permits, except, in the case of each (A) and (B), as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change. Except as otherwise disclosed in the Offering Memorandum, no violation, default, order, judgment, injunction, award, decree or writ handed down, adopted or imposed by any domestic or foreign, international, national, federal, state, provincial or local governmental, regulatory or administrative authority, agency, commission, court, tribunal, arbitral body or self-regulated entity (each, a “Governmental

Entity”) or legal action, claim, demand, arbitration, hearing, charge, complaint, investigation, examination, indictment, litigation, suit or other civil, criminal, administrative or investigative proceeding exists with respect to the aforementioned Company Permits, Medicare or Medicaid certifications, provider agreements or provider numbers (collectively, “Company Regulatory Authorizations”), except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change. Neither the Issuers, the Guarantors, or each of their respective subsidiaries has received any written or oral notice of any pending and unresolved (or, if resolved, without material liability or obligation of any kind, whether accrued, contingent, absolute, inchoate or otherwise, whether due or to become due and whether known or unknown to the Issuers, the Guarantors or each of their respective subsidiaries) violation or of any investigation or inquiry into an alleged or suspected violation of any Law or of any of the Company Regulatory Authorizations that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change. To the knowledge of the Issuers, the Guarantors and each of their respective subsidiaries, no event has occurred that, with the giving of notice, the passage of time, or both, would constitute grounds for a material violation or order with respect to any such Company Regulatory Authorizations, or to revoke, withdraw or suspend any such Company Regulatory Authorizations, or to terminate the participation of the Issuers, the Guarantors or each of their respective subsidiaries in any Government Program or Private Program that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

(ii)       To the knowledge of the Issuers, the Guarantors and each of their respective subsidiaries, since January 1, 2001, none of the Issuers, the Guarantors, each of their respective subsidiaries or any officer, professional employee or contractor of the Issuers, the Guarantors or each of their respective subsidiaries (during the term of such individual’s employment by either of the Issuers or any of the Guarantors, as the case may be, or while acting as an agent of either of the Issuers or any of the Guarantors, as the case may be) or Affiliates has been convicted of any crime, or knowingly engaged in any conduct, for which debarment or similar punishment is mandated or permitted by any applicable Law. None of the Issuers, the Guarantors, each of their respective subsidiaries or any officer, director or managing employee of the Issuers, the Guarantors or each of their respective subsidiaries and no person providing professional services in connection with the operations of the Issuers, the Guarantors or each of their respective subsidiaries has engaged in any activities that are prohibited, or cause for the imposition of penalties or mandatory or permissive exclusion, under 42 U.S.C. §§ 1320a-7, 1320a-7a, 1320a-7b, 1395nn or 1396b, 31 U.S.C. §§ 3729-3733, or the federal CHAMPUS/TRICARE statute (or other federal or state statutes related to false or fraudulent claims) or the regulations promulgated thereunder pursuant to such Laws or related Laws, or under any criminal Laws relating to health care services or payments, or that are prohibited by rules of professional conduct except such activities as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

(iii)      Except as otherwise disclosed in the Offering Memorandum, since January 1, 2001, the Issuers, the Guarantors and each of their respective subsidiaries have timely filed all reports and billings required to be filed prior to the date hereof with respect to the Government Programs and Private Programs, all fiscal intermediaries and other insurance carriers and all such reports and billings are complete and accurate in all material respects and have been prepared in compliance in all material respects with all applicable Laws, regulations, rules, manuals and guidance governing reimbursement and claims, except where the failure to file in a timely manner would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change. Except as otherwise disclosed in the Offering Memorandum, the Issuers, the Guarantors and each of their respective subsidiaries have paid or caused to be paid all known and undisputed refunds, overpayments, discounts or adjustments that have become due pursuant to such reports and billings, except those payments the failure to pay would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. To the knowledge of the Issuers, the Guarantors and each of their respective subsidiaries, the Issuers, the Guarantors and each of their respective subsidiaries have not claimed or received reimbursements from Government Programs or Private Programs in excess of amounts permitted by Law, and have no liability or obligation of any kind, whether accrued, contingent, absolute, inchoate or otherwise, whether due or to become due, under any Government Program or Private Program for any material refund, overpayment, discount or adjustment. There are no pending appeals, adjustments, challenges, audits, inquiries, litigation or written notices of intent to audit with respect to such prior reports or billings, and during the last three years none of the Issuers, the Guarantors or each of their respective subsidiaries has been audited, or otherwise examined by any Government Program or Private Program.

(iv)       None of the Issuers, the Guarantors or each of their respective subsidiaries (A) is a party to any consent, agreement or memorandum of understanding with any Governmental Entity, (B) is subject to any order, judgment, injunction, award, decree or writ handed down, adopted or imposed by any Governmental Entity or (C) has adopted any board resolutions at the request of any Governmental Entity, in any case that restricts the conduct of its business or that in any manner relates to the management or operation of its business (collectively, “Company Regulatory Agreements”). To the knowledge of the Issuers, the Guarantors and each of their respective subsidiaries, none of the Issuers, the Guarantors or each of their respective subsidiaries has been advised by any Governmental Entity that such Governmental Entity is considering issuing or requesting any Company Regulatory Agreement.

(v)        To the knowledge of the Issuers, the Guarantors and each of their respective subsidiaries, none of the Issuers, the Guarantors or each of their respective subsidiaries, nor any director, officer, employee, agent or representative of the Issuers, the Guarantors or each of their respective subsidiaries has made, directly or indirectly, any (A) bribe or kickback, (B) illegal political contribution, (C) payment from corporate funds which was improperly recorded on the books and records of Holdings, the Company or any of its subsidiaries, (D) unlawful payment from corporate funds to governmental officials for the purpose of influencing their actions or the actions of the Governmental Entity which they represent or (E) unlawful payment from corporate funds to obtain or retain any business.

(v)        Title to Properties.   The Issuers, the Guarantors and each of their respective subsidiaries have good and marketable title to all items of real property and valid title to all personal property reflected as owned in the Offering Memorandum, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects of any third party, except (A) such as do not materially interfere with the use made or proposed to be made of such property by such Issuer, such Guarantor or such subsidiary, (B) as otherwise disclosed in the Offering Memorandum, (C) as created pursuant to the Indenture, the Revolving Credit Agreement and each of the Collateral Documents or (D) liens permitted by the Indenture, the Revolving Credit Agreement and each of the Collateral Documents. The real property, improvements, equipment and personal property held under lease by either of the Issuers, any of the Guarantors or any of their respective subsidiaries are held under valid and enforceable leases (subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and to limitations of public policy), with such exceptions as do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by such Issuer, such Guarantor or such subsidiary and would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Change.

(w)       Tax Law Compliance.   Except as otherwise disclosed in the Offering Memorandum, the Issuers, the Guarantors and their respective subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, other than those being contested in good faith and for which reserves have been provided in accordance with generally accepted accounting principles or those currently payable without penalty or interest and except where the failure to make such required filings or payments would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. Except as set forth in the Offering Memorandum, each of the Issuers and Guarantors has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(n) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Issuers, the Guarantors, or any of their respective subsidiaries has not been finally determined, except with respect to such charges, accruals and reserves the failure of which to make would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

(x)        “Investment Company”.   Each of the Issuers, Guarantors and their respective subsidiaries is not, and after receipt of payment for the Securities and the application of the proceeds therefrom as described in the Offering Memorandum, will not be, required to register as an “investment company” within the meaning of Investment Company Act of 1940, as amended.

(y)        Insurance.   Except as otherwise disclosed in the Offering Memorandum, Holdings, the Company and its subsidiaries are insured by institutions with policies in such amounts and with such deductibles and policy limits and covering such risks as are generally deemed adequate, appropriate and customary for their businesses. The Company has no reason to believe that it, or any of its subsidiaries or Holdings will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain adequate and comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. Except as otherwise disclosed in the Offering Memorandum, to the best of their knowledge, neither Holdings, the Company nor any of its subsidiaries have been denied any insurance coverage which it has sought or for which it has applied and there are no claims by Holdings, the Company or any of its subsidiaries under any current insurance policy as to which any insurance company or institution is denying, or will deny, liability or coverage or defending under a reservation of rights clause, other than such claims which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

(z)        No Price Stabilization or Manipulation.   None of the Issuers, the Guarantors or any of their respective Affiliates has taken or will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(aa)      Solvency.   Each of the Issuers and Guarantors is, and immediately after the Closing Date will be, Solvent. As used herein, the term “Solvent” means, with respect to any person on a particular date, that on such date (i) the fair market value of the assets of such person is greater than the total amount of liabilities (including contingent liabilities) of such person, (ii) the present fair salable value of the assets of such person is greater than the amount that will be required to pay the probable liabilities of such person on its debts as they become absolute and matured, (iii) such person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (iv) such person does not intend to, and does not believe that it will, incur debts or liabilities beyond such entity’s ability to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature in their ordinary course, and (v) such person does not have unreasonably small capital.

(bb)     Compliance with Sarbanes-Oxley.   Except as otherwise disclosed in the Offering Memorandum, the Company and its subsidiaries and their respective officers and directors are in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(cc)      MD&A.   There are no transactions, arrangements or other relationships, including but not limited to off balance sheet transactions, which would be required to be included in the Offering Memorandum if the Offering Memorandum were a registration statement on Form S-1 by Item 303 of Regulation S-K under the Securities Act which are not so described or are not described as required.

(dd)     Related Party Transactions.   No relationship, direct or indirect, exists between or among either of the Issuers, any of the Guarantors or any of their respective Affiliates, on the one hand, and any former or current director, officer, stockholder, customer or supplier of any of them, on the other hand, which would be required to be included in the Offering Memorandum by the Securities Act or by the rules and regulations enacted thereunder if the Offering Memorandum were a registration statement on Form S-1 which is not so described or is not described as required.

(ee)      Company’s Accounting System.   Holdings, the Company and its subsidiaries maintain a system of accounting controls that is sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ff)       Compliance with Environmental Laws.   Except as otherwise disclosed in the Offering Memorandum or as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change: (i) the Issuers, the Guarantors and each of their respective subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws (as defined below) and are in compliance with their requirements, (ii) none of the Issuers, the Guarantors or any of their respective subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Issuers, the Guarantors or their respective subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has either of the Issuers, any of the Guarantors or any of their respective subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that either of the Issuers, any of the Guarantors or any of their respective subsidiaries is in violation of any Environmental Law and that either of the Issuers or any of the Guarantors reasonably believes would result in a Material Adverse Change; (iii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which either of the Issuers has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any

Material of Environmental Concern at any location owned, leased or operated by either of the Issuers, any of the Guarantors or any of their respective subsidiaries, now or in the past (collectively, “Environmental Claims”), pending or, to the Issuers’ and the Guarantors’ knowledge, threatened against either of the Issuers, any of the Guarantors or any of their respective subsidiaries or any person or entity whose liability for any Environmental Claim either of the Issuers, any of the Guarantors or any of their respective subsidiaries has retained or assumed either contractually or by operation of law; and (iv) to the Issuers’ and the Guarantors’ knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against either of the Issuers, any of the Guarantors or any of their respective subsidiaries or against any person or entity whose liability for any Environmental Claim either of the Issuers, any of the Guarantors or any of their respective subsidiaries has retained or assumed either contractually or by operation of law.

(gg)      ERISA Compliance.   Each “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), established or maintained by Holdings, the Company, its subsidiaries or their “ERISA Affiliates” (as defined below) (“Employee Benefit Plan”) is in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to Holdings, the Company or a subsidiary of the Company, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, (the “Code”) of which Holdings, the Company or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any Employee Benefit Plan. No Employee Benefit Plan, if terminated, would have an “amount of unfunded benefit liabilities” (as defined in Section 4001(a)(18) of ERISA). Neither Holdings, the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any Employee Benefit Plan or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each Employee Benefit Plan that is intended to be qualified under Section 401 of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(hh)     Compliance with Regulation S.   The Issuers, the Guarantors and their respective subsidiaries and Affiliates and all persons acting on their behalf (other than the Initial Purchaser, as to whom the Issuers and the Guarantors make no representation) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Securities outside the United States and, in connection therewith, the Offering Memorandum will contain the disclosure required by Rule 902. The Securities sold in reliance on Regulation S will be represented upon issuance by a temporary global security that may not be exchanged for definitive securities until the expiration of the 40-day restricted period referred to in Rule 903 of the Securities Act and only upon certification of beneficial ownership of such Securities by non-U.S. persons or U.S. persons who purchased such Securities in transactions that were exempt from the registration requirements of the Securities Act.

(ii)       Taxes; Fees.   There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Issuers of the Securities.

(jj)        No Labor Disputes.   Except as otherwise disclosed in the Offering Memorandum, (i) there is no unfair labor practice complaint pending against Holdings, the Company or any of its subsidiaries or, to the best knowledge of Holdings, the Company and its subsidiaries, threatened against any of them, before the National Labor Relations Board or any state or local labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against Holdings, the Company or any of its subsidiaries or, to the best knowledge of Holdings, the Company and its subsidiaries, threatened against any of them, other than such complaints pending that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, (ii) there is no material strike, labor dispute, slowdown or stoppage pending against Holdings, the Company or any of its subsidiaries or, to the knowledge of Holdings, the Company and its subsidiaries, threatened against Holdings, the Company, or its subsidiaries, and (iii) none of Holdings, the Company or its subsidiaries is aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal customers, suppliers, manufacturers or contractors, in each case which is likely to result in a Material Adverse Change.

Any certificate signed by an officer of either of the Issuers, any of the Guarantors or any of their respective subsidiaries and delivered to the Initial Purchaser or to counsel for the Initial Purchaser shall be deemed to be a representation and warranty by such Issuer, such Guarantor or such subsidiary to the Initial Purchaser as to the matters set forth therein.

SECTION 2.   Purchase, Sale and Delivery of the Securities.

(a)        The Securities.   On the basis of the representations, warranties and covenants herein contained, and upon the terms but subject to the conditions herein contained, the Issuers agree to issue and sell to the Initial Purchaser all of the Securities. On the basis of the representations, warranties and agreements of the Issuers and Guarantors herein contained, and upon the terms but subject to the conditions herein set forth, the Initial Purchaser agrees to purchase from the Issuers all of the Securities, at a purchase price of 93.25% of the aggregate principal amount of the Securities payable on the Closing Date (which represents an offering price to investors of 95.5% of the aggregate principal amount of the Securities less an Initial Purchaser’s discount of 2.25% of the aggregate principal amount of the Securities). In addition, on the Closing Date, the Initial Purchaser agrees to forward to the Issuers accrued interest paid on the Securities by investors in an amount totaling $595,958.90.

(b)        The Closing Date.   Delivery of certificates for the Securities in definitive form to be purchased by the Initial Purchaser and payment therefor shall be made at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019 (or such other place as may be agreed to by the Company and the Initial Purchaser) at 9:00 a.m. New York City time, on August 9, 2005 or such other time and date as mutually agreed to by the Company and the Initial Purchaser (the time and date of such closing are called the “Closing Date”). The Company hereby acknowledges that circumstances under which the Initial Purchaser may provide notice to postpone the Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company or the Initial Purchaser to recirculate to investors copies of an amended or supplemented Offering Memorandum.

(c)        Delivery of the Securities.   The Issuers shall deliver, or cause to be delivered, to the Initial Purchaser certificates for the Notes and the Guarantees at the Closing Date against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor to an account or accounts specified by the Company. The certificates for the Notes shall be in such denominations and registered in the name of Cede & Co., as nominee of the Depositary, pursuant to the DTC Agreement, and shall be made available for inspection on the business day preceding the Closing Date at a location in New York City, as the Initial Purchaser may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Initial Purchaser.

(d)        Delivery of Offering Memorandum to the Initial Purchaser.   Not later than 12:00 p.m. New York City time on the second business day following the date of this Agreement, the Company shall deliver or cause to be delivered copies of the Offering Memorandum in such quantities and at such places as the Initial Purchaser shall reasonably request.

(e)        Initial Purchaser as Qualified Institutional Buyer.   The Initial Purchaser represents and warrants to, and agrees with, the Company that it is a “qualified institutional buyer” within the meaning of Rule 144A (a “Qualified Institutional Buyer”) and an “accredited investor” within the meaning of Rule 501 under the Securities Act (an “Accredited Investor”).

SECTION 3.   Additional Covenants.   The Issuers and the Guarantors, jointly and severally, further covenant and agree with the Initial Purchaser as follows:

(a)        Initial Purchaser’s Review of Proposed Amendments and Supplements.   Prior to amending or supplementing the Offering Memorandum (including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act), the Issuers and the Guarantors shall furnish to the Initial Purchaser for review a copy of each such proposed amendment or supplement, and the Issuers shall not use any such proposed amendment or supplement to which the Initial Purchaser reasonably objects.

(b)        Additional Information, Amendments and Supplements to the Offering Memorandum and Other Securities Act Matters.   The Issuers and the Guarantors will immediately notify the Initial Purchaser, and confirm such notice in writing, of (x) any filing made by either of the Issuers or any of the Guarantors with any securities exchange or any other regulatory body in the United States or any other jurisdiction or (y) any press release issued by either of the Issuers or any of the Guarantors. If, prior to the completion of the placement of the Securities by the Initial Purchaser with the Subsequent Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Offering Memorandum in order to make the statements therein, in the light of the circumstances when the Offering Memorandum is delivered to a purchaser, not misleading, or if in the reasonable opinion of the Initial Purchaser or counsel for the Initial Purchaser it is otherwise necessary to amend or supplement the Offering Memorandum to comply with law, the Issuers and the Guarantors agree to promptly prepare (subject to Section 3(a) hereof), and furnish at their own expense to the Initial Purchaser, amendments or supplements to the Offering Memorandum so that the statements in the Offering Memorandum as so amended or supplemented will not, in the light of the circumstances when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum, as amended or supplemented, will comply with law.

The Issuers and the Guarantors hereby expressly acknowledge that the indemnification and contribution provisions of Sections 8 and 9 hereof are specifically applicable and relate to the Offering Memorandum and each amendment or supplement referred to in this Section 3.

(c)        Copies of the Offering Memorandum.   The Issuers agree to furnish the Initial Purchaser, without charge, as many copies of the Offering Memorandum and any amendments and supplements thereto as it shall have reasonably requested.

(d)        Blue Sky Compliance.   The Issuers and the Guarantors shall use their commercially reasonable efforts to cooperate with the Initial Purchaser and counsel for the Initial Purchaser to qualify or register the Securities for sale under (or obtain exemptions from the application of) the Blue Sky or state securities laws of those jurisdictions the Initial Purchaser may reasonably request, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities. The Issuers and the Guarantors shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Issuers and the Guarantors will advise the Initial Purchaser promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Issuers shall use their commercially reasonable efforts to obtain the withdrawal thereof at the earliest practicable time.

(e)        Use of Proceeds.   The Issuers shall apply the net proceeds from the sale of the Securities substantially in the manner described under the caption “Use of Proceeds” in the Offering Memorandum.

(f)         The Depositary.   The Issuers will cooperate with the Initial Purchaser and use their commercially reasonable efforts to permit the Securities to be eligible for clearance and settlement through the facilities of the Depositary.

(g)        Additional Issuer Information.   Prior to the completion of the placement of the Securities by the Initial Purchaser with the Subsequent Purchasers, the Company shall file, on a timely basis, with the Commission all reports and documents required to be filed under Section 13 or 15 of the Exchange Act. Additionally, at any time when either of the Issuers is not subject to Section 13 or 15 of the Exchange Act, for the benefit of holders and beneficial owners from time to time of Securities, the Issuers shall furnish, at their expense, upon request, to holders and beneficial owners of Securities and prospective purchasers of Securities information (“Additional Issuer Information”) satisfying the requirements of subsection (d)(4) of Rule 144A.

(h)        Agreement Not To Offer or Sell Additional Securities.   During the period of 90 days following the date of the Offering Memorandum, each of the Issuers and Guarantors will not, without the prior written consent of the Initial Purchaser (which consent may be withheld at the sole discretion of the Initial Purchaser), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1 under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of either of the Issuers or any of the Guarantors or securities exchangeable for or convertible into debt securities of either of the Issuers or any of the Guarantors (other than as contemplated by this Agreement and to register the Exchange Securities).

(i)         No Integration.   The Issuers agree that they will not, and will cause their Affiliates and subsidiaries not to, make any offer or sale of securities of Holdings, the Company or any of their respective subsidiaries of any class if, as a result of the doctrine of “integration” referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Securities by the Issuers to the Initial Purchaser, (ii) the resale of the Securities by the Initial Purchaser to Subsequent Purchasers or (iii) the resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the Securities Act provided by Section 4 thereof or by Rule 144A or by Regulation S thereunder or otherwise.

(j)         Legended Securities.   Each certificate for a Note will bear a legend substantially similar to the legend contained in “Notice to Investors” in the Offering Memorandum for the time period and upon the other terms stated in the Offering Memorandum.

(k)        PORTAL.   The Issuers will use their commercially reasonable efforts to cause such Notes to be eligible for the National Association of Securities Dealers, Inc. PORTAL market (the “PORTAL market”).

(l)         Security Interests.   The Issuers and the Guarantors shall take all actions, if any, needed for the Securities to be secured by perfected first and second priority liens, as applicable, on the personal property and assets of the Issuers and the Guarantors to the extent and in the manner provided for in the Indenture, the Collateral Documents and the Intercreditor Agreement and as described in the Offering Memorandum. The Issuers and the Guarantors will do and perform all things required to be done and performed under the Collateral Documents, if any, including without limitation, all things necessary or advisable to obtain (1) a valid and perfected, first or second priority security interest, as applicable, with respect to each of the assets which constitute the Collateral and (2) all termination statements, mortgage releases and other documents necessary to terminate or assign any liens on the Collateral (other than liens created by the Indenture, the Revolving Credit Agreement and the Collateral Documents and other than Permitted Liens).

The Initial Purchaser may, in its sole discretion, waive in writing the performance by the Issuers and the Guarantors of any one or more of the foregoing covenants or extend the time for their performance.

SECTION 4.   Payment of Expenses.   The Issuers and the Guarantors agree to pay all costs, fees and expenses incurred in connection with the performance of the obligations of the Issuers and the Guarantors hereunder, including without limitation (i) all expenses incident to the issuance and delivery of the Securities (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Initial Purchaser, (iii) all fees and expenses of the Issuers and the Guarantors’ counsel, independent public or certified public accountants and other advisors, (iv) all costs and expenses incurred in connection with the printing, filing, shipping and distribution of the Offering Memorandum (including financial statements and exhibits), and all amendments and supplements thereto, this Agreement, the Registration Rights Agreement, the Indenture, the DTC Agreement, the Notes, the Guarantees, the Revolving Credit Agreement, each of the Collateral Documents and the Intercreditor Agreement, (v) all reasonable filing fees, attorneys’ fees and expenses incurred by the Issuers, the Guarantors or the Initial Purchaser in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States or provinces of Canada (including, without limitation, the cost of printing and mailing preliminary and final Blue Sky or legal investment memoranda and any related supplements to the Offering Memorandum) and advising the Initial Purchaser of such qualifications, registrations and exemptions, (vi) the reasonable fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture, the Securities, the Exchange Securities, the Collateral Documents and the Intercreditor Agreement, (vii) the reasonable fees and expenses of the Collateral Agent, including the fees and disbursements of counsel for the Collateral Agent in connection with the Indenture, the Securities, the Exchange Securities, the Collateral Documents and the Intercreditor Agreement, (viii) all costs and expenses incurred by the Collateral Agent, or the Issuers, or the Guarantors, or the Trustee in connection with the creation, effectiveness, priority and perfection, including the recording and filing, of the Liens on or in all of the Collateral, in the manner provided under the Collateral Documents, or in relation to any other action contemplated by the Collateral Documents or the Intercreditor Agreement, (ix) any fees payable in connection with the rating of the Securities or the Exchange Securities with the ratings agencies and the listing of the Securities with the PORTAL market, (x) any filing fees incident to, and any reasonable fees and disbursements of counsel to the Initial Purchaser in connection with the review by the National Association of Securities Dealers, Inc., if any, of the terms of the sale of the Securities or the Exchange Securities, (xi) all fees and expenses (including reasonable fees and expenses of counsel) of the Issuers and the Guarantors in connection with approval of the Securities by DTC for “book-entry” transfer, and the performance by the Issuers and the Guarantors of their respective other obligations under this Agreement and (xii) except as otherwise provided in the last sentence of this Section 4, all costs and expenses of the Issuers payable or incurred in connection with any roadshow or marketing effort for the Securities. Except as provided in this Section 4, Section 6, Section 8 and Section 9 hereof, the Initial Purchaser shall pay (i) its own expenses, including the fees and disbursements for its counsel, (ii) the expenses of any private airplane or jet used in connection with any roadshow or marketing effort for the Securities and (iii) the expenses of any group functions and/or group meetings with prospective investors in the Securities.

SECTION 5.   Conditions of the Obligations of the Initial Purchaser.   The obligations of the Initial Purchaser to purchase and pay for the Securities as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Issuers and the Guarantors set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made and to the timely performance by each of the Issuers and Guarantors of its covenants and other obligations hereunder, and to compliance with each of the following additional conditions:

(a)        Accountants’ Comfort Letter.   As promptly as reasonably practicable after the date hereof, the Initial Purchaser shall have received from PricewaterhouseCoopers LLP, independent public or certified public accountants for the Company, a letter addressed to the Initial Purchaser, in form and substance satisfactory to the Initial Purchaser, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to Initial Purchaser, delivered according to Statement of Auditing Standards Nos. 72, 76 and 100 (or any successor bulletins), with respect to the audited and unaudited financial statements and certain financial information contained in the Offering Memorandum.

(b)        No Material Adverse Change or Ratings Agency Change.   For the period from and after the date of this Agreement and prior to the Closing Date:

(i)         in the judgment of the Initial Purchaser there shall not have occurred any Material Adverse Change; and

(ii)       there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of either of the Issuers, any of the Guarantors or any of their respective subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436 under the Securities Act.

(c)        Opinion of Counsel for the Issuers and Guarantors.   On the Closing Date the Initial Purchaser shall have received the opinions of (i) Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel for the Issuers and Guarantors, dated as of such Closing Date, either (1) opinions of substantially similar tenor (and subject to substantially similar qualifications, exceptions and limitations) to those delivered by such counsel in connection with the Purchase Agreement, dated as of December 8, 2004, among the Initial Purchaser and Credit Suisse First Boston LLC and the Issuers and Guarantors (the “December Notes Purchase Agreement”), or (2) opinions otherwise reasonably acceptable to the Initial Purchaser, (ii) Michelle Bergman, Esq., General Counsel of the Company, dated as of such Closing Date, an opinion of substantially similar tenor (and subject to substantially similar qualifications, exceptions and limitations) to that delivered by such counsel in connection with the December Notes Purchase Agreement or an opinion otherwise reasonably acceptable to the Initial Purchaser, (iii) Benesch, Friedlander, Coplan & Aronoff LLP, special regulatory counsel for the Company, dated as of such Closing Date, an opinion of substantially similar tenor (and subject to substantially similar qualifications, exceptions and limitations) to that delivered by such counsel in connection with the December Notes Purchase Agreement or an opinion otherwise reasonably acceptable to the Initial Purchaser, and (iv) Grotta, Glassman & Hoffman (or other counsel reasonably acceptable to the Initial Purchaser), special labor counsel for the Company, dated as of such Closing Date, an opinion of substantially similar tenor (and subject to substantially similar qualifications, exceptions and limitations) to that delivered by such counsel in connection with the December Notes Purchase Agreement or an opinion otherwise reasonably acceptable to the Initial Purchaser.

(d)        Opinion of Counsel for the Initial Purchaser.   On the Closing Date the Initial Purchaser shall have received the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Initial Purchaser, dated as of such Closing Date, with respect to such matters as may be reasonably requested by the Initial Purchaser.

(e)        Officers’ Certificate.   On the Closing Date the Initial Purchaser shall have received a written certificate executed by the respective Chief Executive Officer or President and the respective Chief

Financial Officer of each of the Issuers and Guarantors, dated as of the Closing Date, to the effect set forth in subsection (b) (ii) of this Section 5, and further to the effect that:

(i)         for the period from and after the date of this Agreement and prior to the Closing Date there has not occurred any Material Adverse Change;

(ii)       the representations, warranties and covenants set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of the Closing Date; and

(iii)      each of the Issuers and Guarantors has complied with all the agreements and satisfied all the conditions contained in this Agreement required to be performed or satisfied by the Issuers and the Guarantors at or prior to the Closing Date.

(f)         Bring-down Comfort Letter.   Unless the comfort letter as described under subsection (a) of this Section 5 is delivered on the Closing Date, on the Closing Date the Initial Purchaser shall have received from PricewaterhouseCoopers LLP, independent public or certified public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Initial Purchaser, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 5 with respect to the audited and unaudited financial statements and certain financial information contained in the Offering Memorandum, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date.

(g)        PORTAL Listing.   At the Closing Date the Notes shall have been designated for trading on the PORTAL market.

(h)        Other Agreements.   The Issuers and the Guarantors shall have entered into the Registration Rights Agreement and all Transaction Documents to which either of the Issuers or any of the Guarantors is a party; there shall be no amendment to the Indenture, the Intercreditor Agreement, and all Collateral Documents to which either of the Issuers or any of the Guarantors is a party, except as approved by the Initial Purchaser; the Trustee shall have entered into the Indenture and all other Transaction Documents to which it is a party; the Collateral Agent shall have entered into the Collateral Documents and all other Transaction Documents to which it is a party and the Initial Purchaser shall have received executed counterparts thereof.

(i)         Evidence of Security Interest.   As of the Closing Date, the Issuers and Guarantors shall have delivered to the Initial Purchaser satisfactory evidence as to the security interests securing the Notes as reasonably requested by the Initial Purchaser.

(j)         Evidence of Insurance.   Receipt by the Collateral Agent of copies of insurance policies or certificates of insurance of each of the Issuers and Guarantors and their respective subsidiaries evidencing liability and casualty insurance meeting the requirements set forth in the Transaction Documents, including, but not limited to, naming the Collateral Agent as additional insured and loss payee on behalf of the Issuers and the Guarantors.

(k)        Additional Documents.   On or before the Closing Date, the Initial Purchaser and counsel for the Initial Purchaser shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Initial Purchaser by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination.

SECTION 6.   Reimbursement of Initial Purchaser’s Expenses.   If this Agreement is terminated by the Initial Purchaser pursuant to Section 5 or Section 10, including if the sale to the Initial Purchaser of the Securities on the Closing Date is not consummated because of any refusal, inability or failure on the part of either of the Issuers or any of the Guarantors to perform any agreement herein or to comply with any provision hereof, the Issuers and the Guarantors agree to reimburse the Initial Purchaser, upon demand for all out-of-pocket costs and expenses that shall have been reasonably incurred by the Initial Purchaser in connection with the proposed purchase and the offering and sale of the Securities, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, expenses associated with the road show for the marketing of the Securities, postage, facsimile and telephone charges.

SECTION 7.   Offer, Sale and Resale Procedures.   The Initial Purchaser, on the one hand, and the Issuers and the Guarantors, on the other hand, hereby establish and agree to observe the following procedures in connection with the offer and sale of the Securities:

Offers and sales of the Securities will be made only by the Initial Purchases or Affiliates thereof qualified to do so in the jurisdictions in which such offers or sales are made. Each such offer or sale shall only be made to persons whom the offeror or seller reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Securities Act) or non-U.S. persons outside the United States to whom the offeror or seller reasonably believes offers and sales of the Securities may be made in reliance upon Regulation S under the Securities Act, upon the terms and conditions set forth in Annex I hereto, which Annex I is hereby expressly made a part hereof.

No general solicitation or general advertising (within the meaning of Rule 502 under the Securities Act) has been or will be used in the United States in connection with the offering of the Securities.

Upon original issuance by the Issuers, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Notes (and all securities issued in exchange therefor or in substitution thereof, other than the Exchange Securities) shall bear the following legend:

“THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUERS THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUERS IF THE ISSUERS SO REQUEST), (2) TO THE

ISSUERS OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.”

Following the sale of the Securities by the Initial Purchaser to Subsequent Purchasers pursuant to the terms hereof, the Initial Purchaser shall not be liable or responsible to either of the Issuers or any of the Guarantors for any losses, damages or liabilities suffered or incurred by either of the Issuers or any of the Guarantors, including any losses, damages or liabilities under the Securities Act, arising from or relating to any resale or transfer of any Security.

SECTION 8.   Indemnification.

(a)        Indemnification of the Initial Purchaser.   The Issuers and the Guarantors, jointly and severally, agree to indemnify and hold harmless the Initial Purchaser, its directors, officers and employees, and each person, if any, who controls the Initial Purchaser within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which the Initial Purchaser, such director, officer, employee or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based: (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (ii) any act or failure to act or any alleged act or failure to act by the Initial Purchaser in connection with, or relating in any manner to, the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) above, provided that the Issuers and the Guarantors shall not be liable under this clause (ii) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by the Initial Purchaser through its gross negligence or willful misconduct; and to reimburse the Initial Purchaser and each such director, officer, employee or controlling person for any and all expenses (including the fees and disbursements of counsel chosen by the Initial Purchaser) as such expenses are reasonably incurred by the Initial Purchaser or such director, officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Issuers by the Initial Purchaser expressly for use in the Offering Memorandum (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Issuers and the Guarantors may otherwise have.

(b)        Indemnification of the Issuers, their Directors and Officers.   The Initial Purchaser agrees to indemnify and hold harmless each of the Issuers and each of their directors and each person, if any, who controls any of the Issuers within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which any such Issuer or any such director, or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Initial Purchaser), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Offering Memorandum (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Issuers by the Initial Purchaser expressly for use therein; and to reimburse each such Issuer and each such director or controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are reasonably incurred by such Issuer or such director or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Issuers hereby acknowledge that the only information that the Initial Purchaser has furnished to the Issuers expressly for use in the Offering Memorandum (or any amendment or supplement thereto) are the statements in the second sentence of the second paragraph, second sentence of the fourth paragraph, fourth sentence of the sixth paragraph, the eighth paragraph and the tenth paragraph under the caption “Plan of Distribution” in the Offering Memorandum. The indemnity agreement set forth in this Section 8 (b) shall be in addition to any liabilities that the Initial Purchaser may otherwise have.

(c)        Notifications and Other Indemnification Procedures.   Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party, representing the indemnified parties who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party, or (iii) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action.

(d)        Settlements.   The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8 hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement, and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

SECTION 9.   Contribution.   If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers and the Guarantors, on the one hand, and the Initial Purchaser, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers and the Guarantors, on the one hand, and the Initial Purchaser, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Issuers and the Guarantors, on the one hand, and the Initial Purchaser, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total discount received by the Initial Purchaser bear to the aggregate initial offering price of the Securities. The relative fault of the Issuers or the Guarantors, on the one hand, and the Initial Purchaser, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by either of the Issuers or any of the Guarantors, on the one hand, or the Initial Purchaser, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8 with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8 for purposes of indemnification.

The Issuers and the Guarantors, and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

Notwithstanding the provisions of this Section 9, the Initial Purchaser shall not be required to contribute any amount in excess of the total discount and commissions received by the Initial Purchaser in connection with the Securities distributed by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each director, officer and employee of the Initial Purchaser and each person, if any, who controls the Initial Purchaser within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Initial Purchaser, and each director of each of the Issuers and each person, if any, who controls either of the Issuers within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Issuers.

SECTION 10.   Termination of this Agreement.   Prior to the Closing Date, this Agreement may be terminated by the Initial Purchaser by notice given to the Issuers if at any time (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the New York Stock Exchange or trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by any of federal, New York or Delaware authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Initial Purchaser is material and adverse and makes it impracticable or inadvisable to market the Securities in the manner and on the terms described in the Offering Memorandum or to enforce contracts for the sale of securities; (iv) in the judgment of the Initial Purchaser there shall have occurred any Material Adverse Change; or (v) Holdings, the Company and its subsidiaries shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Initial Purchaser may interfere materially with the conduct of the business and operations of the Company and its subsidiaries regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 10 shall be without liability on the part of (i) the Issuers to the Initial Purchaser, except that the Issuers shall be obligated to reimburse the expenses of the Initial Purchaser pursuant to Sections 4 and 6 hereof, (ii) the Initial Purchaser to the Issuers, or (iii) any party hereto to any other party, except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.

SECTION 11.   Representations and Indemnities to Survive Delivery.   The respective indemnities, agreements, representations, warranties and other statements of the Issuers and the Guarantors and of each of their respective officers and of the Initial Purchaser set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchaser or either of the Issuers or any of the Guarantors or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder. The agreements contained in Sections 1, 4, 6, 8, and 9 shall survive the termination of this Agreement, including pursuant to Section 10.

SECTION 12.   Notices.   All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Initial Purchaser:

Banc of America Securities LLC
9 West 57th Street
New York, NY 10019
Facsimile: (212) 847-6441
Attention: Bruce R. Thompson

with a copy to:

Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, New York 10004
Facsimile: (212) 859-4000
Attention: Valerie Ford Jacob, Esq.

If to the Company, Duane Reade GP or any of the Guarantors:

Duane Reade Inc.
440 Ninth Avenue
New York, New York 10001
Facsimile: 212-594-0832

Attention: Michelle Bergman, Esq.
General Counsel

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019
Facsimile: 212-757-3990
Attention: Lawrence G. Wee, Esq.

Any party hereto may change the address for receipt of communications by giving written notice to the others.

SECTION 13.   Successors.   This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the indemnified parties referred to in Section 8 and Section 9, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Securities as such from the Initial Purchaser merely by reason of such purchase.

SECTION 14.   Partial Unenforceability.   The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 15.   Governing Law Provisions.   THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

(a)        Consent to Jurisdiction.   Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 16.   No Advisory or Fiduciary Responsibility.   Each of the Issuers and Guarantors acknowledges and agrees that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Issuers and the Guarantors, on the one hand, and the Initial Purchaser, on the other hand, and the Issuers and the Guarantors are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction the Initial Purchaser is and has been acting solely as a principal and is not the agent or fiduciary of the Issuers, the Guarantors or their respective affiliates, stockholders, creditors or employees or any other party; (iii) the Initial Purchaser has not assumed and will not assume an advisory or fiduciary responsibility in favor of the Issuers or the Guarantors with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether the Initial Purchaser has advised or is currently advising the Issuers or the Guarantors on other matters) or any other obligation to the Issuers or the Guarantors except the obligations expressly set forth in this Agreement; (iv) the Initial Purchaser and its respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Issuers and the Guarantors and that the Initial Purchaser has no obligation to disclose any of such interests by virtue of any fiduciary or advisory relationship; and (v) the Initial Purchaser has not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Issuers and the Guarantors have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Issuers, the Guarantors and the Initial Purchaser, or any of them, with respect to the subject matter hereof. The Issuers and the Guarantors hereby waive and release, to the fullest extent permitted by law, any claims that the Issuers and the Guarantors may have against the Initial Purchaser with respect to any breach or alleged breach of fiduciary duty.

SECTION 17.   General Provisions.   This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,
DUANE READE INC., a Delaware corporation
By:	/s/ JOHN K. HENRY
Name:	John K. Henry
Title:	Senior Vice President and Chief Financial Officer

DUANE READE, a New York general partnership
By: Duane Reade Inc., a Delaware corporation and its general partner
By:	/s/ JOHN K. HENRY
Name:	John K. Henry
Title:	Senior Vice President and Chief Financial Officer

DUANE READE HOLDINGS, INC., a Delaware corporation
By:	/s/ MICHAEL S. GREEN
Name:	Michael S. Green
Title:	Vice President

DRI I, INC., a Delaware corporation
DUANE READE INTERNATIONAL, INC., a Delaware corporation
DUANE READE REALTY, INC., a Delaware corporation
By:	/s/ JOHN K. HENRY
Name:	John K. Henry
Title:	Senior Vice President and Chief Financial Officer

The foregoing Purchase Agreement is hereby confirmed and accepted by the Initial Purchaser as of the date first above written.

BANC OF AMERICA SECURITIES LLC
By:
Name:
Title:

EXHIBIT A

Subsidiaries of Duane Reade Inc.

Name	Jurisdiction of Incorporation or Formation
DRI I, Inc.	Delaware
Duane Reade International, Inc.	Delaware
Duane Reade Realty, Inc.	Delaware
Duane Reade (a general partnership)	New York

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ANNEX I

Resale Pursuant to Regulation S or Rule 144A.   The Initial Purchaser understands that:

The Initial Purchaser agrees that it has not offered or sold and will not offer or sell the Securities in the United States or to, or for the benefit or account of, a U.S. Person (other than a distributor), in each case, as defined in Rule 902 under the Securities Act (i) as part of its distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities pursuant hereto and the Closing Date, other than in accordance with Regulation S of the Securities Act or another exemption from the registration requirements of the Securities Act. The Initial Purchaser agrees that, during such 40-day restricted period, it will not cause any advertisement with respect to the Securities (including any “tombstone” advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Securities, except such advertisements as permitted by and include the statements required by Regulation S.

The Initial Purchaser agrees that, at or prior to confirmation of a sale of Securities by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day restricted period referred to in Rule 903 under the Securities Act, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of your distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the Offering and the Closing Date, except in either case in accordance with Regulation S under the Securities Act (or Rule 144A in transactions that are exempt from the registration requirements of the Securities Act), and in connection with any subsequent sale by you of the Notes covered hereby in reliance on Regulation S during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect. Terms used above have the meanings assigned to them in Regulation S.”

The Initial Purchaser agrees that the Securities offered and sold in reliance on Regulation S will be represented upon issuance by a global security that may not be exchanged for definitive securities until the expiration of the 40-day restricted period referred to in Rule 903 of the Securities Act and only upon certification of beneficial ownership of such Securities by non-U.S. persons or U.S. persons who purchased such Securities in transactions that were exempt from the registration requirements of the Securities Act.

The Initial Purchaser acknowledges that the Company and, for purposes of the opinions to be delivered to them pursuant to Section 5(c) hereof, counsel to the Company and counsel to the Initial Purchaser, will rely upon the accuracy and truth of the foregoing representations, and the Initial Purchaser hereby consents to such reliance.

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